Exhibit 4.10

Elance, Inc.

2009 STOCK OPTION PLAN

As Adopted on September 17, 2009

As Amended July 27, 2010

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 21. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 16, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 20,000,000 Shares, of which all Shares may be issued under the Plan pursuant to Incentive Stock Options within the meaning of the Code. Subject to Sections 2.2, 5.10 and 16, Shares subject to Options previously granted will again be available for grant and issuance in connection with future Options under this Plan to the extent such Shares: (i) cease to be subject to issuance upon exercise of an Option, other than due to the exercise of such Option; or (ii) are issued upon exercise of an Option but are forfeited or repurchased by the Company at the original exercise price. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Options granted and outstanding under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan and (ii) the Exercise Prices of and number of Shares subject to outstanding Options will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3. ELIGIBILITY. ISOs (as defined in Section 5 hereof) may be granted only to individuals who, on the date of grant, are employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSO’s (as defined in Section 5 hereof) may be granted to employees, officers, directors and consultants of the Company or any Subsidiary of the Company. A person may be granted more than one Option under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Stock Option Agreement (as defined in Section 5 hereof) and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	approve persons to receive Options;

(d)	determine the form and terms of Options;

(e)	determine the number of Shares or other consideration subject to Options;

(f)

determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Options under this Plan or options under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of any conditions of this Plan or any Option;

(h)	determine the terms of vesting and exercisability of Options;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Option, any Stock Option Agreement or any Exercise Agreement (as defined in Section 5 hereof);

(j)	determine whether an Option has been earned;

(k)	make all other determinations necessary or advisable for the administration of this Plan; and

(l)	extend the vesting period beyond a Participant’s Termination Date.

4.2 Committee Discretion. Unless in contravention of any express terms of this Plan or Option, any determination made by the Committee with respect to any Option will be made in its sole discretion either (i) at the time of grant of the Option, or (ii) subject to Section 5.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant Options under this Plan, provided such officer or officers are members of the Board.

5. OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (the “ISOs”) or Nonqualified Stock Options (the “NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Agreement which will expressly identify the Option as an ISO or an NQSO (the “Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which all corporate actions necessary to create the legally binding right creating the Option have been taken, determined in accordance with Section 1.409A-1(b)(5)(vi)(B) of the Treasury Regulations. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (the “Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 hereof.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise

Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. The Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6 Termination. Subject to earlier termination pursuant to Sections 16 or 17 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)

If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO) but in any event, no later than the expiration date of the Options.

(b)

If the Participant is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Participant’s Termination other than for Cause), then the Participant’s Options may be exercised, only to the extent that such Options are exercisable by the Participant on the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant (or the Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for the Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

(c)

If the Participant is terminated for Cause, then the Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 17 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code and Section 1.409A-1(b)(5)(ii) of the Treasury Regulations, if applicable. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of the Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 20,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2. hereof) over the term of the Plan.

6. PAYMENT FOR SHARE PURCHASES.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company owed to the Participant;

(b)

by surrender of shares that: (i) either (A) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by the Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)

by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law;

(d)	by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e)	provided that a public market for the Company’s stock exists:

(i)

through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)

through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company;

(f)	such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws; or

(g)	by any combination of the foregoing.

6.2 Loan Guarantees. The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7. WITHHOLDING TAXES.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

8. PRIVILEGES OF STOCK OWNERSHIP.

8.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 10 hereof.

1. 8.2 Financial Statements. The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of applicable laws, at least annually to each Participant whose Option is issued in reliance on Section 25102(o) of the California Corporations Code during the period such Participant has one or more Options outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. The Company shall not be required to provide such information if (i) the issuance is limited to key employees whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

9. TRANSFERABILITY. Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, other than by will or by the laws of descent and distribution, or where expressly approved for the Participant by the Committee to a grantor trust of the transferor or assignor, if the Committee determines that such transfer or assignment does not constitute a disposition, within the meaning of Section 422(a)(1) of the Code, and is otherwise allowed by applicable law. Options granted under this Plan, and any interest therein, may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Option will be exercisable only by the Participant or the Participant’s legal representative and any elections with respect to an Option may be made only by the Participant or the Participant’s legal representative.

10. RESTRICTIONS ON SHARES.

10.1 Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, unless otherwise not permitted by Section 25102(o) of the California Corporations Code, provided, that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

10.2 Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time within the later of ninety (90) days after the Participant’s Termination Date and the date the Participant purchases Shares upon exercise of an Option at the Participant’s Exercise Price.

11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares set forth in Section 10 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.

13. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, shares of Common Stock of the Company or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE; SECTION 409A. This Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o). Every Option granted pursuant to this Plan is intended to not constitute or provide for a “deferral of compensation,” with the meaning of Section 1.409A-1(b) of the Treasury Regulations. An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Any provision of this Plan or of a Stock Option Agreement which is inconsistent with any of the requirements for an Option to not constitute or provide for a “deferral of compensation” shall, without further act or amendment by the Company, Committee or the Board, be reformed to comply with the applicable requirement. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate the Participant’s employment or other relationship at any time, with or without Cause.

16. CORPORATE TRANSACTIONS.

16.1 Assumption or Replacement of Options by Successor or Acquiring Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all Participants), (iii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges with the Company in such merger) cease to own their shares or other equity interests in the Company, or (iv) the sale of all or substantially all of the assets of the Company, any or all outstanding Options may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute substantially equivalent Options or options for the successor or acquiring corporation’s stock or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Options). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 16.1. In the event such successor or acquiring corporation (if any) does not assume, convert, replace or substitute Options, as provided above, pursuant to a transaction described in this Section 16.1, then notwithstanding any other provision in this Plan to the contrary, the vesting of such Options will accelerate and the Options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan. In the event such successor or acquiring corporation (if any) does assume, convert, replace or substitute Options, as provided above, pursuant to a transaction described in this Section 16.1, and the option holder is terminated by such successor or acquiring corporation within 12 months after the closing of such transaction, then such Options shall accelerate on the date of such termination so as to be exercisable as to the number of shares that would be vested on the first anniversary of the closing of the transaction if the option holder had continued as an employee until that date.

16.2 Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 16 hereof, in the event of the occurrence of any transaction described in Section 16.1 hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

16.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in substitution of such other company’s option, or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

17. ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to this Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of this Plan; (ii) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (iii) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options granted hereunder shall be canceled, any Shares issued pursuant to any exercised Option shall be canceled and rescinded; and (iv) Options granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by shareholders shall be canceled.

18. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

19. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to Section 25102(o) of the California Corporations Code or the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

20. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Cause” means Termination because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or a Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means Elance, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)

if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)

if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(d)

if none of the foregoing is applicable, by the Committee as follows: for ISOs, in good faith and in accordance with Section 1.422-2(e) of the Treasury Regulations; and for NQSOs, according to a reasonable application of a reasonable valuation method, within the meaning of Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Option under this Plan.

“Plan” means this Elance, Inc. 1999 Stock Option Plan, as amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock, Par Value, $0.001 per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Treasury Regulations” means regulations issued by the United States Treasury Department.

“Unvested Shares” means “Unvested Shares” as defined in the Stock Option Agreement.

“Vested Shares” means “Vested Shares” as defined in the Stock Option Agreement.

ELANCE, INC.

2009 STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

You (the “Participant”) are hereby granted an option (the “Option”) to purchase shares of Common Stock (the “Shares”) of Elance, Inc. (the “Company”) pursuant to the Company’s 2009 Stock Option Plan, as amended (the “Plan”), as described below.

Participant:

Employee Number:

Address:

Number of Shares:

Exercise Price Per Share:

Date of Grant:

Vesting Commencement Date:

Option Expiration Date:	The date ten (10) years after the Date of Grant, with earlier expiration in the event of termination of service as provided in Section 3 of the Stock Option Agreement or Sections 16 and 17 of the Plan.

Tax Status of Option:	☑ Incentive Stock Option*	☐ Non-Qualified Stock Option

*

If the Incentive Stock Option box is checked, it is intended that this Option be an Incentive Stock Option to the maximum extent permissible by Internal Revenue Code Section 422 and the applicable Treasury Regulations (collectively, the “ISO Rules”). However, it is possible that a portion of this Option may be a Nonqualified Option due to various limits and rules set forth under the ISO Rules. Please check with the Company regarding the tax status of the entire Option before you exercise any portion of the

Exercise Schedule:	☑ Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule:	Provided you continue to provide services to the Company or any Subsidiary or Parent of the Company, the Option will become vested as to portions of the Shares as follows, unless a different vesting schedule is expressly specified in Additional Terms identified below:

(a)	The Option shall not be vested with respect to any of the Shares prior to the first anniversary of the Vesting Commencement Date;

(b)	The Option will become vested as to 25% of the Shares on the first anniversary of the Vesting Commencement Date; and

(c)	The Option will become vested as to 2.0833333% of the Shares at the end of each full month succeeding the first anniversary of the Vesting Commencement Date until 100% of the Shares are vested.

Additional Terms: ☐ If this boxed is checked, the additional terms and conditions set forth on the Statement of Additional Terms and Conditions attached hereto (which must be executed by the Company and the Participant) are applicable and are incorporated herein by reference. (No document need be attached as the Statement of Additional Terms and Conditions if the box is not checked.)

By their signatures below, the Company and the Participant agree that the Option is granted under and governed by this Notice of Stock Option Grant and by the provisions of the Plan and the Stock Option Agreement attached hereto. The Plan and the Stock Option Agreement are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Stock Option Agreement, as applicable. The Participant acknowledges receipt of a copy of the Plan and the Stock Option Agreement, represents that the Participant has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

ELANCE, INC.		PARTICIPANT SIGNATURE

By:

Its:	Secretary

ATTACHMENTS:	1. Statement of Additional Terms and Conditions (if applicable)

2. Stock Option Agreement (with Notice of Exercise and Stock Option Exercise Agreement attached thereto)

3. Elance, Inc. 2009 Stock Option Plan

ELANCE, INC.

2009 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Elance, Inc. (the “Company”) hereby grants to the Participant an option under the Plan to purchase the number of shares of the Company’s Common Stock indicated in the Notice of Stock Option Grant (the “Grant Notice”) at the exercise price indicated in the Grant Notice.

1. GRANT OF OPTION. The Company hereby grants to the Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company, $0.001 par value per share, set forth in the Grant Notice (collectively, the “Shares”) at the Exercise Price Per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2009 Stock Option Plan, as amended (the “Plan”), or in the Grant Notice, as applicable. If designated as an Incentive Stock Option in the Grant Notice, the Option is intended to qualify as an “incentive stock option” (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. VESTING AND EXERCISE.

2.1. Vesting and Exercise Period of Option. This Option will become vested and exercisable during its term as to portions of the Shares in accordance with the Vesting Schedule set forth in the Grant Notice. If application of the applicable vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month the Option shall become exercisable for the full remainder of the Shares. Shares that are vested pursuant to the Vesting Schedule set forth in the Grant Notice are “Vested Shares.” Shares that are not vested pursuant to the Vesting Schedule set forth in the Grant Notice are “Unvested Shares.”

2.2. Exercise Period of Option. This Option will become exercisable during its term as to all Shares that are or become Vested Shares. In addition, if the Exercise Schedule contained in the Grant Notice indicates that “Early Exercise” of this Option is permitted, this Option may be exercised as to all or a portion of the Shares, including Unvested Shares, at any time prior to Participant’s Termination Date (any such exercise that includes Unvested Shares, an “Early Exercise”). If Participant elects to make an Early Exercise of this Option, the Company, or its assignee, shall have the option to repurchase Participant’s Unvested Shares on the terms and conditions set forth in the Exercise Agreement (as defined in Section 4.1 hereof) (the “Repurchase Option”) if Participant is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation Participant’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause. A partial Early Exercise of this Option shall be deemed to cover first all Vested Shares and then the earliest vesting installment of Unvested Shares.

2.3. Expiration. The Option shall expire on the Option Expiration Date set forth in the Grant Notice or earlier as provided in Section 3 below or pursuant to Sections 16 and 17 of the Plan.

3. TERMINATION.

3.1. Termination for Any Reason Except Death, Disability or Cause. If the Participant is Terminated for any reason, except death, Disability or for Cause, the Option, to the extent (and only to the extent) that it would have been exercisable as to Vested Shares by the Participant on the Termination Date, may be exercised by the Participant no later than three (3) months after the Termination Date, but in any event no later than the Option Expiration Date set forth in the Grant Notice.

3.2. Termination Because of Death or Disability. If the Participant is Terminated because of death or Disability of the Participant (or the Participant dies within three (3) months of Termination when Termination is for any reason other than Participant’s Disability or for Cause), the Option, to the extent that it is exercisable as to Vested Shares by the Participant on the Termination Date, may be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Option Expiration Date set forth in the Grant Notice. Any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability; or (ii) twelve (12) months after the Termination Date when the termination is for the Participant’s Disability is deemed to be an NQSO.

3.3. Termination for Cause. If the Participant is terminated for Cause, then the Option shall expire on the Termination Date, or at such time and on such conditions as are determined by the Committee, but in any event no later than the Option Expiration Date set forth in the Grant Notice.

3.4. No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate the Participant’s employment or other relationship at any time, with or without Cause.

4. MANNER OF EXERCISE.

4.1. Stock Option Exercise Agreement. To exercise this Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Notice of Exercise in the form attached hereto as Exhibit A (together with the Stock Option Exercise Agreement and other attachments thereto), or in such other form as may be approved by the Committee from time to time (together, the “Exercise Agreement”), which shall set forth, inter alia, (i) the Participant’s election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

4.2. Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

4.3. Payment. The Exercise Agreement shall be accompanied by full payment in cash (by check) (including payment in cash (by check) or other legal consideration permitted by Delaware General Corporation Law of the portion of the Exercise Price equal to the par value of the Shares) of the Exercise Price for the shares being purchased:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company’s Common Stock that (i) either (A) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

(c) by waiver of compensation due or accrued to the Participant for services rendered;

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(d) provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company;

(e) any other form of consideration approved by the Committee with respect to the Option; or

(f) by any combination of the foregoing.

4.4. Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, the Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, the Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

4.5. Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and (ii) the date one (1) year after transfer of such Shares to the Participant upon exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to the Participant.

6. COMPLIANCE WITH LAWS AND REGULATIONS. This Stock Option Agreement is intended to comply with Section 25102(o) of the California Corporations Code and any regulations relating thereto. Any provision of this Agreement that is inconsistent with Section 25102(o) or any regulations relating thereto shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o) and any regulations relating thereto. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of U.S. federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

7. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may not be made subject to execution, attachment or similar process. The Option may be exercised during the lifetime of the Participant only by the Participant or in the event of the Participant’s incapacity, by the Participant’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Participant.

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8. COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase Participant’s Unvested Shares (as defined in Section 2.1 of this Agreement) on the terms and conditions set forth in the Exercise Agreement (the “Repurchase Option”) if Participant is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation Participant’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause. Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only as to that number of Unvested Shares (whether or not exercised) that exceeds the number of Vested Shares which remain unexercised.

9. COMPANY’S RIGHT OF FIRST REFUSAL. Before any Vested Shares held by Participant or any transferee of such Vested Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the “Right of First Refusal”). The Company’s Right of First Refusal will terminate when the Company’s securities become publicly traded.

10. TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the U.S. federal and California state tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

10.1. Exercise of ISO. If the Option qualifies as an ISO, there will be no regular U.S. federal or California state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

10.2. Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be regular U.S. federal and California state income tax liability upon the exercise of the Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Participant is a current or former employee of the Company, the Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

10.3. Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a) Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant set forth in the Grant Notice, any gain realized on disposition of the Shares will be treated as long term capital gain for U.S. federal and California state income tax purposes. If Shares purchased under an ISO are disposed of within either of the applicable one (1) year or two (2) year holding periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b) Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

(c) Withholding. The Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

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10.4. Section 83(b) Election for Unvested Shares Purchased by Early Exercise. With respect to Unvested Shares which are subject to the Repurchase Option, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Participant, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.

11. PRIVILEGES OF STOCK OWNERSHIP. The Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.

12. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

13. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Stock Option Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

14. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the last address provided by the Participant to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); or (iii) one (1) business day after deposit with any return receipt express courier (prepaid).

15. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Right of First Refusal and Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

16. GOVERNING LAW. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Stock Option Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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EXHIBIT A

FORM OF NOTICE OF EXERCISE (WITH ATTACHMENTS INCLUDING FORM OF STOCK OPTION

EXERCISE AGREEMENT)

6

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

UPWORK INC.

OMNIBUS FORM FOR USE WITH:

ODESK 2004 STOCK PLAN

ELANCE 1999 STOCK OPTION PLAN (“1999 ELANCE PLAN”)

ELANCE 2009 STOCK OPTION PLAN (“2009 ELANCE PLAN”)

UPWORK INC. 2014 EQUITY INCENTIVE PLAN (“2014 PLAN”)

*NOTE: You must sign this Stock Option Exercise Notice and Agreement before submitting it to Upwork Inc. (the “Company”).

OPTIONEE INFORMATION: Please provide the following information about yourself (“Optionee”):

Name:	«Optionee»	Address:

OPTION INFORMATION: Please provide this information on each option being exercised (each, the “Option” and together, the “Options”)). The total number of shares of Common Stock of the Company for which all Options are now being exercised is referred to below as the “Purchased Shares”.

Grant Number	Grant Date	Grant Type (NQSO / ISO)	Total Shares Subject to Option	Number of Shares to Be Exercised	Per Share Exercise Price	Aggregate Exercise Price
					$	$
					$	$
					$	$
					$	$
					$	$
					$	$
					$	$

Total						$

Form of payment enclosed: Check #s                                                     , which amount to an aggregate exercise price of $                            , each payable to “Upwork Inc.”

AGREEMENTS, REPRESENTATIONS AND ACKNOWLEDGMENTS OF OPTIONEE: By signing this Stock Option Exercise Notice and Agreement (the “Exercise Agreement”), Optionee hereby agrees with, and represents to, the Company as follows:

1.

Terms Governing. I acknowledge and agree with the Company that I am acquiring the Purchased Shares by exercise of each Option subject to all other terms and conditions of the Notice of Stock Option Grant and the Stock Option Agreement that govern such Option, including without limitation the terms of the applicable Plan (as defined below) under which such Option was granted and, if such Option is an Elance Option (as defined below), the terms and conditions set forth on Annex A. For purposes of this Exercise Agreement, “Plan” shall mean the oDesk 2004 Stock Plan, the 1999 Elance Plan, the 2009 Elance Plan (and, together with the 1999 Elance Plan, the “Elance Plans”), or the 2014 Plan, as applicable, as each may be amended. For purposes of this Exercise Agreement, “Elance Option” means an Option granted under one of the Elance Plans. The issuance and transfer of the Purchased Shares will be subject to and conditioned upon my compliance and the Company’s compliance with all applicable state and U.S. Federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

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2.

Investment Intent; Securities Law Restrictions. I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from such registration requirement and that the Purchased Shares must be held by me indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. I acknowledge that the Company is under no obligation to register the Purchased Shares under the Securities Act or under any other securities law.

3.

Restrictions on Transfer: Rule 144. I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Company’s Right of First Refusal or of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder (including Rule 144 under the Securities Act described below “Rule 144”)) or of any other applicable securities laws. I am aware of Rule 144, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction”; and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future. In addition, I will not sell, transfer or otherwise dispose of the Purchased Shares unless and until I have provided the Company with written notice of the proposed disposition, which notice shall include (i) a summary of the terms and conditions of the proposed disposition and (ii) assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition will comply with all requirements of the applicable Notice of Stock Option Grant, the applicable Stock Option Agreement and this Exercise Agreement applicable to the disposition of the Purchased Shares, including any transfer restrictions pursuant to the provisions of the laws, regulations and requirements referred to in Section 1 above, and (B) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate actions necessary for compliance with the Securities Act (including Rule 144) have been taken. I acknowledge and understand that each person (other than the Company) to whom the Purchased Shares are transferred by permitted transfer must, as a condition precedent to the validity of the transfer, acknowledge in writing to the Company that such transferee is bound by the terms and conditions of the applicable Plan, the applicable Notice of Stock Option Grant, the applicable Stock Option Agreement and this Exercise Agreement, including the Right of First Refusal, Repurchase Option (with respect to unvested Purchased Shares) and market stand-off covenants referred to therein and below.

4.

Access to Information; Understanding of Risk in Investment. I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

5.

No General Solicitation. At no time was I presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Purchased Shares.

6.

Waiver of Statutory Information Rights. Notwithstanding anything to the contrary herein, I acknowledge and understand that, but for the waiver made herein, I would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law (any and all such rights, and any and all such other rights as may be

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provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, I hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to my Inspection Rights in my capacity as a stockholder and shall not affect any rights of a director, in my capacity as such (if applicable), under Section 220. The foregoing waiver shall not apply to any contractual inspection rights that I may have under any written agreement with the Company.

7.

Rights of First Refusal; Repurchase Option; Market Stand-off. I acknowledge that the Purchased Shares remain subject to the Company’s Right of First Refusal, the Company’s Repurchase Option (with respect to unvested Purchased Shares) and the market stand-off covenants (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant, the applicable Stock Option Agreement that govern the Option and this Exercise Agreement. I agree in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, I will not sell or otherwise dispose of any Purchased Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days or such longer period set forth in the applicable Stock Option Agreement) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. I further agree to enter into any agreement reasonably required by the underwriters to implement the foregoing.

8.

Form of Ownership. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership of the Purchased Shares that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that is not an eligible revocable trust, I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

9.	Investigation of Tax Consequences. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

10.

Other Tax Matters. I agree that the Company does not have a duty to design or administer any Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options (including the Option(s)) are exempt from Section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Common Stock at the time the option was granted by the Board. Since shares of the Common Stock are not traded on an established securities market, the determination of their fair market value was made by the Board and/or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

11.	Spouse Consent. I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

12.

Tax Withholding. As a condition of exercising each Option, I agree to make adequate provision for foreign, federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of such Option, or disposition of the Purchased Shares, whether by withholding, direct payment to the Company, or otherwise.

IMPORTANT NOTE: UNVESTED PURCHASED SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY. PLEASE CONSULT WITH YOUR TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE WHICH MUST BE FILED WITHIN THIRTY (30) DAYS AFTER THE PURCHASE OF SHARES TO BE EFFECTIVE.

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A form of Election under Section 83(b) is attached hereto as Exhibit 1 for reference. Unless an 83(b) election is timely filed with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the purchase price of the unvested Purchased Shares and their fair market value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to you, measured by the excess, if any, of the Fair Market Value of the unvested Purchased Shares at the time they cease to be unvested Purchased Shares, over the purchase price of the unvested Purchased Shares.

The undersigned hereby executes and delivers this Stock Option Exercise Notice and Agreement to agrees to be bound by its terms. If the undersigned is exercising an Elance Option, then by signing below, the undersigned agrees to be bound by the terms of Annex A.

SIGNATURE:	DATE:

«OPTIONEE»

Upwork Inc.

By/Signature:

Typed Name:

Title:

Attachments:

Annex A – Elance Option Only – Additional Terms and Conditions

Exhibit 1 – Section 83(b) Election Form

[Signature Page to Stock Option Exercise Notice and Agreement]

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ANNEX A

ELANCE OPTION ONLY

ADDITIONAL TERMS AND CONDITIONS

1. DEFINITIONS. As used in this Annex A to the Exercise Agreement (which is incorporated herein), the term “Purchased Shares” refers to the Purchased Shares and includes all securities received (i) in replacement of the Purchased Shares, (ii) as a result of stock dividends or stock splits with respect to the Purchased Shares, and (iii) all securities received in replacement of the Purchased Shares in a merger, recapitalization, reorganization or similar corporate transaction. Capitalized terms not defined herein shall have the meanings ascribed to them in the applicable Elance Plan.

2. COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase all or a portion of the Purchased Shares that are Unvested Purchased Shares (as defined in the applicable Stock Option Agreement) on the terms and conditions set forth in this Section (the “Repurchase Option”) if Optionee is Terminated (as defined in the applicable Elance Plan) for any reason, or no reason, including without limitation, Optionee’s death, Disability (as defined in the applicable Elance Plan), voluntary resignation or termination by the Company with or without Cause.

2.1. Termination and Termination Date. In case of any dispute as to whether Optionee is Terminated, the Committee shall have discretion to determine whether Optionee has been Terminated and the effective date of such Termination (the “Termination Date”).

2.2. Exercise of Repurchase Option. At any time within ninety (90) days after the Optionee’s Termination Date (or, in the case of securities issued upon exercise of an Option after the Optionee’s Termination Date, within ninety (90) days after the date of such exercise), the Company, or its assignee, may elect to repurchase any or all the Purchased Shares that are Unvested Purchased Shares by giving Optionee written notice of exercise of the Repurchase Option.

2.3. Calculation of Repurchase Price for Unvested Purchased Shares. The Company or its assignee shall have the option to repurchase from Optionee (or from Optionee’s personal representative as the case may be) the Unvested Purchased Shares at the Optionee’s exercise price per share, proportionately adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 2.2 of the applicable Elance Plan (the “Repurchase Price”).

2.4. Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee, by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by Optionee to the Company or such assignee, or by any combination thereof. The Repurchase Price shall be paid without interest within the term of the Repurchase Option as described in Section 2.2.

2.5. Right of Termination Unaffected. Nothing in this Exercise Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Optionee’s employment or other relationship with Company (or the Parent or Subsidiary of the Company) at any time, for any reason or no reason, with or without Cause.

3. COMPANY’S RIGHT OF FIRST REFUSAL. Before any Vested Purchased Shares held by the Optionee or any transferee of such Vested Purchased Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Vested Purchased Shares to be sold or transferred (the “Offered Purchased Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

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3.1. Notice of Proposed Transfer. The Holder of the Offered Purchased Shares will deliver to the Company a written notice (the “Notice of Transfer”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Purchased Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Purchased Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Purchased Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice of Transfer is an offer to sell the Offered Purchased Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Exercise Agreement.

3.2. Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice of Transfer, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Purchased Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice of Transfer, at the purchase price, determined as specified below.

3.3. Purchase Price. The purchase price for the Offered Purchased Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the purchase price will be the fair market value of the Offered Purchased Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

3.4. Payment. Payment of the purchase price for the Offered Purchased Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Purchased Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice of Transfer, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice of Transfer.

3.5. Holder’s Right to Transfer. If all of the Offered Purchased Shares proposed in the Notice of Transfer to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Purchased Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice of Transfer, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Purchased Shares in the hands of such Proposed Transferee. If the Offered Purchased Shares described in the Notice of Transfer are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Notice of Transfer must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Purchased Shares held by the Holder may be sold or otherwise transferred.

3.6. Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested or Unvested Purchased Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Vested or Unvested Purchased Shares during the Optionee’s lifetime by gift or on the Optionee’s death by will or intestacy to the Optionee’s Immediate Family (as defined below) or to a trust for the benefit of the Optionee or the Optionee’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested or Unvested Purchased Shares in the hands of such transferee or other recipient; (ii) any transfer or conversion of Vested Purchased Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Vested Purchased Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless

6

(i) the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended; or (ii) the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Vested Purchased Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean the Optionee’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Optionee or the Optionee’s spouse, or the spouse of any of the above.

3.7. Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Purchased Shares (i) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (ii) on any transfer or conversion of Purchased Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended.

3.8. Encumbrances on Vested Purchased Shares. The Optionee may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Purchased Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Vested Purchased Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to such Vested Purchased Shares in the hands of such party and any transferee of such party. The Optionee may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Purchased Shares.

4. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of this Exercise Agreement, the Optionee will have all of the rights of a stockholder of the Company with respect to the Purchased Shares from and after the date that Purchased Shares are issued to the Optionee until such time as the Optionee disposes of the Purchased Shares or the Company and/or its assignee(s) exercise(s) the Right of Repurchase or Right of First Refusal. Upon an exercise of the Right of Repurchase or Right of First Refusal, the Optionee will have no further rights as a holder of the Purchased Shares so purchased upon such exercise, other than the right to receive payment for the Purchased Shares so purchased in accordance with the provisions of this Exercise Agreement, and the Optionee will promptly surrender the stock certificate(s) evidencing the Purchased Shares so purchased to the Company for transfer or cancellation.

5. ESCROW. As security for the Optionee’s faithful performance of this Exercise Agreement, the Optionee agrees, immediately upon receipt of the stock certificate(s) evidencing the Purchased Shares, to deliver such certificate(s), together with the Stock Powers executed by the Optionee and by the Optionee’s spouse, if any (with the date and number of Purchased Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Purchased Shares as are in accordance with the terms of this Exercise Agreement. The Optionee and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Agreement. The Purchased Shares will be released from escrow upon termination of both the Right of Repurchase Option and Right of First Refusal.

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6. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

6.1. Legends. The Optionee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Purchased Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between the Optionee and the Company or any agreement between the Optionee and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UN- DER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AS SET FORTH IN A STOCK OPTION EXERCISE NOTICE AND AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER

RESTRICTIONS, INCLUDING THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

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6.2. Stop-Transfer Instructions. The Optionee agrees that, to ensure compliance with the restrictions imposed by this Exercise Agreement, the Company may issue appropriate “stop- transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

6.3. Refusal to Transfer. The Company will not be required (i) to transfer on its books any Purchased Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Purchased Shares, or to accord the right to vote or pay dividends to any Optionee or other transferee to whom such Purchased Shares have been so transferred.

7. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Agreement, including its right to purchase Purchased Shares under the Right of First Refusal. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon the Optionee and the Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

8. GOVERNING LAW; SEVERABILITY. This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

9. ENTIRE AGREEMENT. The applicable Elance Plan, the applicable Notice of Stock Option Grant, the applicable Stock Option Agreement and the Exercise Agreement, together with all Annexes and Exhibits thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

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EXHIBIT 1

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income; or (3) disqualifying disposition gross income, as the case may be.

1.	TAXPAYER’S NAME:	«Optionee»

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: _______ shares of Common Stock of Upwork Inc., a Delaware corporation (the “Company”) which were transferred upon exercise of an option by Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred pursuant to the exercise of the option was ____________________, _____ and this election is made for calendar year _____.

4.	The shares received upon exercise of the option are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the lower of (a) Taxpayer’s original purchase price per share or (b) the then fair market value per share of the shares, under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_____ per share x _______ shares = $_______ at the time of exercise of the option.

6.	The amount paid for such shares upon exercise of the option was $____ per share x ________ shares = $________.

7.	The Taxpayer has submitted a copy of this statement to the Company.

8.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
«Optionee»